================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           BENTON OIL AND GAS COMPANY

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[LOGO]


April 30, 1997


Dear Fellow Stockholder:

You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Benton Oil and Gas Company to be held on Tuesday, June 10, 1997, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California at 10:00 a.m. For those stockholders wishing to stay at the Four Seasons Biltmore Hotel, there are a limited number of rooms available the night of June 9, 1997, at significantly reduced rates. Please mention that you are a Benton stockholder when making your reservation.

The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

During this meeting, we will report on the operations of the Company during 1996 and its plans for 1997. Your board of directors, executive officers and management look forward to personally greeting and answering the questions of those stockholders able to attend.

It is important that your shares be represented at the meeting. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

It is always a pleasure to meet with our stockholders, and we personally look forward to seeing as many of you as possible at the Annual Meeting.


                                                 Sincerely,


                                                 A. E. BENTON
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                           BENTON OIL AND GAS COMPANY
                         1145 EUGENIA PLACE, SUITE 200
                         CARPINTERIA, CALIFORNIA 93013
                                 (805) 566-5600


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO OUR STOCKHOLDERS:

          The Annual Meeting of Stockholders of Benton Oil and Gas Company, a Delaware corporation (the "Company"), will be held at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California on the 10th day of June, 1997 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

          1. To elect five (5) directors to the Board of Directors for terms of one (1) year or until their successors are elected and qualified;

          2. To approve and ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

          Only stockholders of record at the close of business on April 21, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed. A list of stockholders of the Company as of April 21, 1997 will be available for inspection by stockholders of the Company at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California during the ten (10) days immediately preceding the date of the Annual Meeting.

                                              By Order of the Board of Directors


                                              TONI L. JACKSON
                                              Secretary

April 30, 1997

                                   IMPORTANT

PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY

                           BENTON OIL AND GAS COMPANY
                         1145 EUGENIA PLACE, SUITE 200
                         CARPINTERIA, CALIFORNIA 93013
                                 (805) 566-5600


                              --------------------

                                 PROXY STATEMENT

                              --------------------


          The accompanying Proxy is solicited by the Board of Directors of Benton Oil and Gas Company (the "Company") for use at the Annual Meeting of Stockholders to be held on June 10, 1997, at 10:00 a.m., Pacific Daylight Time, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California, or at any adjournments thereof. When the Proxy is properly executed and returned to the Company, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders attached hereto. The shares represented by any Proxy which directs abstention on any proposal will not be voted on such proposal, but will be included in calculating the shares represented by Proxy at the Annual Meeting. Broker non-votes on the proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares, and as shares not entitled to vote on the proposal as to which there is a broker non-vote. Any stockholder may revoke his or her Proxy at any time before it is voted by delivering a later Proxy to the Secretary of the Company at the Company's principal office. A stockholder may also revoke his or her Proxy at any time before it is voted at the Annual Meeting by delivering a later Proxy to the Secretary of the Company, or by voting in person at the Annual Meeting. The cost of the solicitation of Proxies will be borne by the Company.

          Only stockholders of record at the close of business on April 21, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

          The Company has outstanding only common stock, $.01 par value (the "Common Stock"), of which 29,004,516 shares were issued and outstanding at the close of business on April 21, 1997. Each outstanding share of Common Stock is entitled to one vote.

          This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, Proxy and the Annual Report of the Company for the fiscal year ended December 31, 1996, was first mailed to stockholders on or about May 2, 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information with respect to (i) each person known to the Company to be the beneficial owner of more than five percent of the issued and outstanding Common Stock of the Company as of April 21, 1997,
(ii) the directors, (iii) certain of the executive officers, and (iv) all officers and directors as a group. The Common Stock ownership information includes current stockholdings, Common Stock subject to options under the Company's stock option plans which are currently exercisable or exercisable within 60 days and securities which are convertible into shares of Common Stock within 60 days.

                           NAME AND ADDRESS OF                  SHARES BENEFICIALLY        PERCENTAGE OF SHARES
                            BENEFICIAL OWNER                           OWNED              BENEFICIALLY OWNED (1)
             ------------------------------------------------ ------------------------- ---------------------------
             Scudder, Stevens & Clark, Inc.                      1,796,975 (2)                    6.20%
                345 Park Avenue
                New York, NY  10154

             LGT Partners                                        1,617,800 (3)                    5.58%
                50 California Street, 27th Floor
                San Francisco, CA  94111

             A.E. Benton                                         1,535,000 (4)                    5.13%

             Michael B. Wray                                       159,300 (5)                      *

             William H. Gumma                                       50,001 (6)                      *

             Joseph C. White                                        38,333 (7)                      *

             Clarence Cottman, III                                  45,333 (8)                      *

             E. Sven Hagen                                          76,667 (9)                      *

             Bruce M. McIntyre                                      97,000(10)                      *

             Richard W. Fetzner                                     66,667(11)                      *

             Garrett A. Garrettson                                  21,500(12)                      *

             All directors and executive officers as a group     2,192,368(13)                    7.18%
                 (11 persons)

        *Less than 1%

(1) The percentage of Common Stock is based upon 29,004,516 shares of Common Stock outstanding as of April 21, 1997.

(2) The number of shares and the nature of beneficial ownership of Scudder, Stevens & Clark, Inc. is as of December 31, 1996 and is based upon the Schedule 13G filed with the Securities and Exchange Commission. Pursuant to such Schedule 13G, Scudder, Stevens & Clark, Inc. reported sole dispositive power with respect to all such shares and disclaimed beneficial ownership.

(3) The number of shares and the nature of beneficial ownership of LGT Partners is as of December 31, 1996 and is based upon the Schedule 13G filed with the Securities and Exchange Commission.

(4) Includes 935,000 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans.

(5) Includes 140,000 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans.

(6) Includes 50,001 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans. Mr. Gumma resigned from the Company on April 22, 1997.

(7) Includes 38,333 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans.

(8) Includes 45,333 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans.

(9) Includes 76,667 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans.

(10) Includes 85,000 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans.

(11) Includes 66,667 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans.

(12) Includes 12,000 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans.

(13) Includes 1,541,668 shares subject to options which are currently exercisable or exercisable within 60 days after April 21, 1997, under the Company's stock option plans.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the last fiscal year all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except that one late report was filed by each of Messrs. Garrettson and McIntyre, covering an aggregate of one and two transactions, respectively.


                      PROPOSAL 1. - ELECTION OF DIRECTORS

GENERAL

          The Bylaws of the Company provide for a Board of Directors composed of five directors. Directors are elected at the annual stockholders' meeting and hold office until the next annual stockholders' meeting or until their successors are elected and qualified. The Company's five current directors are A.E. Benton, Michael B. Wray, Bruce M. McIntyre, Richard W. Fetzner, and Garrett
A. Garrettson.

          Except where authority to vote is withheld, the proxyholders will vote the Proxies received by them FOR the nominees shown below for terms of one year or until their successors are duly elected and qualified. Although the Board of Directors has no reason to believe that any of the nominees will decline or be unable to serve as a director, should that occur the Proxies will be voted by the proxyholders for such other persons as may be designated by the present Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES

          The following information was supplied to the Company by the listed nominees of the Company.

                                                                                            FIRST YEAR ELECTED OR
                      NAME             AGE               PRINCIPAL OCCUPATION                 APPOINTED DIRECTOR
             ------------------------ ------- -------------------------------------------- ------------------------
             A. E. Benton               54    Chairman of the Board and Chief                       1988
                                              Executive Officer of the Company
             Michael B. Wray            61    President and Chief Financial Officer of              1988
                                              the Company
             Bruce M. McIntyre          69    Private Investor; Oil and Gas Consultant              1988
             Richard W. Fetzner         68    Associate Professor of California Lutheran            1990
                                              University
             Garrett A. Garrettson      53    Chief Executive Officer and President of              1996
                                              Spectrian Corporation

A. E. BENTON

          A. E. Benton, founder of the Company, was first elected Chief Executive Officer and Chairman of the Board of the Company in September 1988. He has served as director of the Company since September 1988. From 1986 to October 1988, Mr. Benton was employed as president and director of Benton Petroleum Company. From 1981 to 1986, Mr. Benton was employed by May Petroleum Inc., becoming its senior vice president of exploration. From 1979 to 1981, Mr. Benton was employed by TransOcean Oil Company and, upon TransOcean's acquisition by Mobil Oil Corporation, he was employed by another subsidiary of Mobil Oil Corporation as manager of geophysics. He was employed from 1968 to 1979 by Amoco Oil Company in various positions, including director of applied geophysical research. Mr. Benton has a B.S. degree in geophysics from California State University.

MICHAEL B. WRAY

          Michael B. Wray was first elected President and Chief Financial Officer of the Company in January 1996. He has served as director of the Company since November 1988. From January 1994 through December 1995, Mr. Wray served as a consultant to the Company. From January 1992 until July 1993, Mr. Wray served as vice president-finance and administration of Del Mar Operating, Inc. From 1985 through 1991, Mr. Wray served as an independent financial consultant to oil and gas exploration and production companies. From 1979 to 1985, Mr. Wray served as a senior financial officer of Guardian Oil Company, Huffco Petroleum Corporation and May Petroleum, Inc. Prior to that time, Mr. Wray worked for over 15 years in New York as an investment banker, security analyst and officer in various investment firms including Donaldson, Lufkin & Jenrette, Inc., Drexel & Co. and L.F. Rothschild & Co. Mr. Wray began his career as an attorney with Morgan, Lewis & Bockius in Philadelphia. Mr. Wray holds a B.A. degree from Amherst College and a law degree from Columbia Law School.


BRUCE M. MCINTYRE

          Bruce M. McIntyre has served as director of the Company since November 1988. Mr. McIntyre is a private investor and a consultant in the oil and gas industry, in which he has been involved since 1952. He also serves in a management capacity with several small, private companies in the energy field. He currently serves as a director of MSC Corp., a private company which manages oil wells in Illinois. From 1981 to 1984, Mr. McIntyre served as president of Rocky Mountain Exploration Company, ultimately negotiating its merger into Carmel Energy, Inc., on whose board of directors he served until March 1986. Prior to that time, Mr. McIntyre held various management positions with C&K Petroleum, Inc. (now ENSTAR Petroleum, Inc.), Jenney Oil Company and Sinclair Oil & Gas Company. Mr. McIntyre is a graduate of Harvard College and the Harvard University Graduate School of Business Administration.


RICHARD W. FETZNER

          Richard W. Fetzner has served as director of the Company since May 1990. Since 1989, Dr. Fetzner has been an associate professor of business administration at California Lutheran University in Thousand Oaks, California. From 1984 to 1989, Dr. Fetzner served in various academic capacities at the University of Singapore and California Lutheran University and was a consultant to the World Bank. From 1979 to 1984, Dr. Fetzner served as group vice president of Sun Company, Inc. and president of Sun Exploration and Production Company in Dallas, Texas. From 1958 to 1979, he served in various management and professional positions with Sun Oil Company and its subsidiaries including president of Sun International, Inc. and Sun Marine Transport, Inc. Dr. Fetzner holds a B.A. from Augustana College, an M.S. in geology from the University of Wisconsin, a Ph.D. in geology and economics from the University of Wisconsin and an M.B.A. from Drexel University. Dr. Fetzner is the father-in-law of Clarence Cottman, III, an officer of the Company.


GARRETT A. GARRETTSON

          Garrett A. Garrettson has served as director of the Company since his appointment to fill a vacancy created by the Board in January 1996. In 1996, Mr. Garrettson was elected chief executive officer and president of Spectrian Corporation, a publicly held company which is a leading independent supplier of high-power amplifiers to the wireless communications industry. In 1995, Mr. Garrettson was elected as chairman, chief executive officer and president of Contract Recording Technology, Inc. In addition, since 1993, he has served as president and chief executive officer of Censtor Corporation. From 1986 to 1989, Mr. Garrettson served as vice president of Imprimis Technology. Prior to that time, after serving in the United States Navy and Naval Reserves, Mr. Garrettson held various positions with Hewlett Packard Company, including laboratory director, department manager, project manager, and research engineer. Mr. Garrettson graduated from Stanford University with a B.S. and M.S. in engineering physics, and a Ph.D. in mechanical engineering.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors, pursuant to its powers, has designated a Compensation Committee and an Audit Committee. The Board of Directors has no Nominating Committee or other committee which performs similar functions. The Board of Directors held 4 regularly scheduled meetings, took 3 actions in writing without a meeting and held 3 telephonic meetings during the year ended December 31, 1996. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings held in 1996 of the Board of Directors and the number of meetings held by all committees of the Board on which he served.

          The Compensation Committee is responsible for making recommendations to the Board of Directors regarding salaries, benefits and bonuses to be paid to Company officers, employees and consultants. In addition, the Compensation Committee has responsibility for the administration of the Company's stock option plans. Messrs. McIntyre and Garrettson are presently members of this committee. During the year ended December 31, 1996, the Compensation Committee held 5 meetings and took 2 actions in writing without a meeting.

          The primary functions of the Audit Committee include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements and scope of the independent auditors' examination, meeting with the independent auditors to review the adequacy of internal controls, reviewing the scope of internal audit procedures and performing any other duties or functions deemed appropriate by the Board of Directors. Messrs. Garrettson and McIntyre are presently members of this committee. The Audit Committee held 3 meetings during the year ended December 31, 1996.


                                   MANAGEMENT

INFORMATION REGARDING EXECUTIVE OFFICERS

Information with respect to the executive officers of the Company as of April 22, 1997 is set forth below:


         NAME                              AGE        POSITION
         ---------------------             ---        -----------------------------------------------------
         A.E. Benton (1)                   54         Chairman of the Board and Chief Executive Officer
         Michael B. Wray (1)               61         President and Chief Financial Officer
         Joseph C. White                   66         Vice President - Operations
         Clarence Cottman, III             41         Vice President - Business Development
         E. Sven Hagen                     40         Vice President - Exploration and Development
         Gregory S. Grabar                 42         Vice President - Finance
         Chris C. Hickok                   39         Vice President - Controller; Chief Accounting Officer

         (1)      See "Information Regarding Nominees."


JOSEPH C. WHITE was elected Vice President-Operations of the Company in February 1993. Previously, Mr. White was president of J.C. White & Associates, Inc., an independent consulting firm that prepared the Company's independent reserve reports from 1988 through 1992. Mr. White was employed by Texaco for 30 years in a variety of engineering and management positions. In 1968, he was appointed assistant to the vice president for Latin America and Trinidad in Texaco's New York City executive office and in 1971 was appointed assistant to the senior vice president for Texaco's worldwide producing operations. In 1972, he was appointed assistant division manager for Texaco's Denver Division in Colorado. In this position, he was responsible for all engineering and operational matters for Texaco's operations in the Rocky Mountain area.

CLARENCE COTTMAN, III was first appointed Land Manager in June 1989, was elected Vice President-Land of the Company in September 1990 and was elected Vice President-Business Development in July 1993. Mr. Cottman, a Certified Petroleum Landman, was previously employed by Oryx Energy Company (formerly Sun Exploration and Production Company) from June 1982 to May 1989. Mr. Cottman had held a variety of exploration and production land positions in Oryx's Dallas, Houston, and Denver offices. Most recently, he was district landman for Oryx in Ventura, California, responsible for all land activity on the West Coast. Mr. Cottman holds a B.A. degree from Rochester Institute of Technology and an M.B.A. from the University of Rhode Island. Mr. Cottman is the son-in-law of Richard W. Fetzner.

E. SVEN HAGEN was first appointed gulf coast geologist in March 1990 and was elected Vice President-Exploration and Development in July 1995. From March 1987 to February 1990, Mr. Hagen was employed by Shell Oil Company as an exploration geologist responsible for the technical evaluation of the oil and gas potential of West Africa salt basins including Angola, Congo, Gabon and Namibia. From December 1985 to February 1987, Mr. Hagen was employed by Standard Oil Production Company as an Exploration Geologist. Mr. Hagen holds a B.A. degree in geology from the University of California at Santa Barbara and a Ph.D. in geology from the University of Wyoming.

GREGORY S. GRABAR was first appointed Vice President-Corporate Development and Administration in April 1993 and was first appointed manager of administration in October 1990. In July 1996, Mr. Grabar was elected Vice President-Finance. From 1989 to 1990, Mr. Grabar was in the corporate finance department of Citicorp Real Estate, Inc. From 1988 to 1989, Mr. Grabar was a consultant in the accounting services industry. From 1981 to 1988, Mr. Grabar was a vice president in the corporate finance department at Bateman Eichler, Hill Richards, Inc., a Kemper Securities Inc. company. From 1977 to 1981, Mr. Grabar was in both the audit and tax departments of Arthur Andersen & Co. and became a Certified Public Accountant. Mr. Grabar graduated cum laude from California State University with a B.A. in business administration and received his M.B.A. from the University of California at Los Angeles.

CHRIS C. HICKOK was first appointed controller in November 1991 and was elected Vice President-Controller and Chief Accounting Officer in January 1995. From March 1979 to September 1991, Mr. Hickok was employed by Mission Resources, Inc. and held various positions in the accounting and finance department including financial analyst, assistant controller and controller. Mr. Hickok holds a B.S. degree in business administration from California State University at Hayward and is a Certified Management Accountant.

                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

          The following table sets forth as to the Chief Executive Officer and the four most highly compensated executive officers, whose annual salaries and bonuses exceeded $100,000, information regarding all forms of compensation paid or payable by the Company for services in all capacities for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                            COMPENSATION
                                             ANNUAL COMPENSATION                               AWARDS
                                  ------------------------------------       OTHER          ------------         ALL OTHER
            NAME AND                           SALARY       BONUS        COMPENSATION       OPTIONS/SARS       COMPENSATION
       PRINCIPAL POSITION           YEAR        ($)          ($)              ($)                (#)                ($)
--------------------------------- ---------- ----------- ------------- ------------------ ------------------ ------------------
A. E. Benton,                       1996       $425,000      $100,000         (1)                   125,000       $1,157(2)
Chief Executive Officer             1995        279,000        50,000                               125,000          460
                                    1994        250,000             0                               250,000          473

Michael B. Wray                     1996        380,000        50,000         (1)                   200,000       $2,821(2)
President (3)

William H. Gumma                    1996        275,000             0         (1)                         0         $668(2)
Senior Vice President -             1995        189,000        55,000                                50,000          272
Operations (4)                      1994        175,000        20,000                               100,000          273

Joseph C. White                     1996        135,000        10,000         (1)                    10,000       $4,884(2)
Vice President - Operations         1995        116,000        20,000                                15,000          902
                                    1994         96,000             0                                40,000          902

Clarence Cottman, III               1996        125,000        15,000         (1)                    15,000         $410(2)
Vice President -                    1995        105,000        15,000                                     0          174
Business Development                1994         95,000             0                                50,000          118

E. Sven Hagen                       1996        115,000        15,000         (1)                    15,000         $373(2)
Vice President - Exploration        1995         98,000        20,000                                35,000           81
and Development                     1994         84,000             0                                40,000           81


(1) The aggregate amount of prerequisite compensation to be reported herein is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer. No other annual compensation was paid or payable to the named executive officers in the years indicated.

(2) Represents premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer.

(3) Mr. Wray was elected President of the Company in January 1996. During 1994 and 1995, Mr. Wray provided consulting services to the Company. See "Certain Relationships and Related Transactions."

(4)   Mr. Gumma resigned from the Company effective April 22, 1997.

         The following table shows information concerning options to purchase Common Stock granted to certain individuals during 1996.

                                                          % OF TOTAL
                                                         OPTIONS/SARS
                                                          GRANTED TO       EXERCISE OR                  GRANT DATE
                                       OPTIONS/SARS      EMPLOYEES IN      BASE PRICE     EXPIRATION   PRESENT VALUE
           NAME                          GRANTED (#)       FISCAL YEAR         ($/SH)        DATE         ($)(1)
           ----------------------------------------------------------------------------------------------------------
           A.E. Benton                   125,000              20.4%          $21.50        12/16/06       $1,936,250
           Michael B. Wray                50,000               8.2%          $21.50        12/16/06       $  774,500
           Joseph C. White                10,000               1.6%          $21.50        12/16/06       $  154,900
           Clarence Cottman, III          15,000               2.4%          $21.50        12/16/06       $  232,350
           E. Sven Hagen                  15,000               2.4%          $21.50        12/16/06       $  232,350
           Michael B. Wray               150,000              24.4%          $15.00        01/03/06       $1,594,500

(1) To calculate the present value of option/SAR grants, the Company has used the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated value under that model for the stock option granted on December 16, 1996 is based on the assumptions that include (i) a stock price volatility of 54%, (ii) a risk-free rate of return based on a 10-year U.S. Treasury rate at the time of grant of 6.39%, and (iii) an option exercise term of ten years. The estimated values under that model for the stock options granted on January 3, 1996 are based on the assumptions that include (i) a stock price volatility of 54%, (ii) a risk-free rate of return based on a 10-year U.S. Treasury rate at the time of grant of 5.68% and (iii) an option exercise term of ten years. No adjustments were made for the non-transferability of the options or to reflect any risk of forfeiture prior to vesting. The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The Company's use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation, which is based on certain assumptions, including the assumption that the option will be held for the full ten-year term prior to exercise.

The following table provides information regarding the exercise of stock options during 1996 by certain individuals and the year-end value of unexercised options for certain individuals.

   AGGREGATED OPTIONS/SAR EXERCISES IN 1996 AND YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                                    OPTIONS/SARS AT                   IN-THE-MONEY
                                 SHARES          VALUE                YEAR-END (#)                   OPTIONS/SARS ($)
NAME                           ACQUIRED ON      REALIZED         ---------------------             --------------------
                              EXERCISE (#)         ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
A.E. Benton                                 0            0        893,333            291,667     13,525,701        2,026,049
Michael B. Wray                             0            0         90,000            200,000      1,523,775        1,200,000
William H. Gumma                      310,000    4,850,936         33,333             66,667        347,910          754,174
Joseph C. White                        50,000    1,010,000         31,666             33,334        443,532          288,344
Clarence Cottman, III                  53,000      910,547         35,333             31,667        465,496          276,880
E. Sven Hagen                          50,000      979,175         63,333             51,667        869,768          426,432

EMPLOYMENT AGREEMENTS

          In June 1995, the Board of Directors approved employment agreements with certain key employees of the Company (the "Employment Agreements"), which contain severance provisions in the event of a change in control of the Company. The Company has entered into similar agreements with other officers and key employees.

         Pursuant to each Employment Agreement, in the event of a proposed change in control (as defined in the Employment Agreement), the employee has agreed to remain with the Company until the earliest of (a) 180 days from the occurrence of such proposed change in control, (b) termination of the employee's employment by reason of death or disability (as defined in the Employment Agreement), or (c) the date on which the employee first becomes entitled to receive benefits under the Employment Agreement by reason of disability or termination of his employment following a change in control. Except for this agreement by the employee to so remain employed by the Company, the Company or the employee may terminate the employee's employment prior to or after a change in control either immediately or after certain notice periods, subject to the Company's obligation to provide benefits specified in the Employment Agreement.

          Each Employment Agreement is for a period of either two or three years. In the event of a change in control, the term of the Employment Agreements will continue in effect for an additional 24 months after such change in control, subject to certain exceptions described therein. Following a change in control of the Company and for a period of 24 months following such event, if the employee is terminated without cause (as defined in the Employment Agreement) or if employment is terminated by the employee for good reason (as defined in the Employment Agreement), the employee is entitled to a cash severance payment equal to three times his annual base salary at the rate in effect prior to termination. The employee, and his dependents, will also be entitled to participate in all life, accidental death, medical and dental insurance plans of the Company in which the employee was entitled to participate at termination for a period of up to two years (and up to seven years in certain circumstances). However, such amounts will not be payable if termination is due to death, normal retirement, permanent disability, or voluntary action of the employee other than for good reason (as defined in the Employment Agreement), or by the Company for cause (as defined in the Employment Agreement) or if such payment is not deductible by the Company as a result of the operation of Section 280G of the Internal Revenue Code.

          Messrs. Benton and Gumma entered into employment agreements for terms of three years on June 26, 1995. Mr. Cottman entered into an employment agreement for a term of three years on July 11, 1994. Mr. Hagen entered into an employment agreement for a term of three years on April 26, 1995. Pursuant to the employment agreements, Mr. Benton's annual base salary was $300,000, Mr. Gumma's annual base salary was $200,000, Mr. Cottman's annual base salary was $95,000 and Mr. Hagen's annual base salary was $100,000. On December 30, 1994, Mr. Cottman's annual base salary was increased to $105,000. On December 20, 1995, Mr. Cottman's annual base salary was increased to $125,000 and Mr. Hagen's annual base salary was increased to $115,000. On January 3, 1996, Mr. Benton's annual base salary was increased to $425,000 and Mr. Gumma's annual base salary was increased to $275,000. Mr. Wray entered into an employment agreement for a term of three years on January 3, 1996. Pursuant to the agreement, Mr. Wray serves as President and Chief Financial Officer with an annual base salary of $380,000. On December 16, 1996, Mr. Benton's annual base salary was increased to $485,000 and Mr. Wray's annual base salary was increased to $400,000. Salaries are reviewed annually and bonuses are within the discretion of the Board of Directors.


REMUNERATION OF DIRECTORS

          Directors are elected at the annual stockholders' meeting and hold office until the next annual stockholders' meeting and until their successors are elected and qualified. Directors who are not Company officers are paid an annual retainer of $20,000 and are paid a fee of $2,000 for each Board meeting attended, $500 for each committee meeting attended and $250 for participation in telephonic meetings. Directors are reimbursed for all travel and related expenses.

          Additionally, the Company's Director Stock Option Plan provides that each person who is elected to serve as a non-employee director of the Company is annually and automatically granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to the market price on the date of grant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Benton Oil and Gas Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION PHILOSOPHY. The Company's executive compensation philosophy has historically been and is currently focused on aligning the interests of its management team with those of its stockholders. In order to attract, maintain and reward its key management personnel, the Committee believes that it is appropriate to grant to these employees and to newly hired key personnel stock options as an integral part of their overall compensation. The Committee has no established criteria, formula or guidelines for determining the number of options to be granted. However, the Committee believes that granting stock options has the inherent benefit of directly aligning compensation to stock performance and thus to increase stockholder value. The Compensation Committee does not consider the amount of options or stock held by an executive officer or the Chief Executive Officer in determining the amount of options to award. The base salary, bonus and number of stock options granted to an individual is based upon the Committee's understanding of the performance of each individual determined after consultation and recommendations from the Chief Executive Officer and after a subjective performance review of each of the executive officers. Certain of the executive officers have entered into employment agreements with the Company which provided for an initial base salary with an annual review of such employee's salary by the Company. Although no relative weight is assigned to any particular factor in determining the elements and size of an executive officer's compensation, the Committee in 1996 considered the expansion of the Company's operations, particularly in Russia and Venezuela, and the expanded role and responsibility of the executive officers in the Company's international operations, as well as the base salary provisions set forth in certain of the executive officers' employment agreements.

         Generally, the Compensation Committee reviews published compensation data and proxies from other public companies on an annual basis when making compensation awards to the Company's executive officers. The Company has not hired any independent consultants to review similar companies, but from its general review of published compensation data and proxy statements from other public companies, the Compensation Committee believes that the cash compensation paid to its executives is comparable to what they could receive from other exploration and production companies, including consideration of the increases in base salaries which took effect January 3, 1996.

          The Compensation Committee of the Board of Directors has not formalized a policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code, but intends to study the Company's compensation plans to develop a formal policy, if necessary.

          CHIEF EXECUTIVE OFFICER COMPENSATION. In determining the 1996 salary, bonus and annual stock grants to Mr. Benton, Chief Executive Officer, the Committee considered the Company's successes in expanding its operations internationally and the significant contribution made thereto by Mr. Benton, with no relative weight assigned to any particular factor of the Company's operational performance. In addition, the Committee considered the base salary provision ($300,000) set forth in the June 26, 1995 employment agreement between the Company and Mr. Benton. Stock options for 125,000 shares were granted December 16, 1996 at an exercise price of $21.50 per share. Mr. Benton's base salary was increased to $425,000 in January 1996 and to $485,000 in December 1996. The Committee has no established measures of performance, guidelines or formula it uses when determining the number of stock options granted to the Chief Executive Officer and does not consider the number of options or stock held by the Chief Executive Officer in determining the number of options to award.


     RICHARD W. FETZNER        GARRETT A. GARRETTSON     BRUCE M. MCINTYRE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Compensation Committee of the Board of Directors during 1996 were Messrs. Fetzner, Garrettson and McIntyre. Mr. Benton, Chief Executive Officer of the Company, made recommendations to the Compensation Committee regarding compensation levels of each of the other executive officers of the Company.


                          CORPORATE PERFORMANCE GRAPH

          The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Benton Oil and Gas Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The graph below compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Wilshire Domestic Oil Index and the S&P Composite - 500 Stock Index over the five-year period ending on December 31, 1996. The stockholder return shown on the graph below is not necessarily indicative of future performance.

    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF BENTON COMMON STOCK,
             THE WILSHIRE DOMESTIC OIL INDEX AND THE S&P 500 INDEX


                    ANNUAL RETURNS              CUMULATIVE GROWTH OF $100
             -----------------------------    ------------------------------
  Date       Dom Oil    S&P 500     Benton    Dom Oil     S&P 500     Benton
  ----       -------    -------     ------    -------     -------     ------
12/31/91                                       $100        $100        $100
12/31/92      6.029      7.684     -29.851     $106        $108         $70
12/31/93      9.639      9.992     -14.894     $116        $118         $60
12/30/94      2.733      1.286      82.500     $119        $120        $109
12/29/95     15.594     37.481      64.384     $138        $165        $179
12/31/96     39.130     23.070      50.833     $192        $203        $270

          The Wilshire Domestic Oil Index, as prepared by Wilshire Associates Incorporated, is composed of companies that are classified as domestic oil companies under Standard Industrial Classification codes (1300-1399, 2900-2949, 5170-5179 and 5980-5989). After an individual review of each company, Wilshire Associates determines whether such company is primarily engaged in the domestic oil industry and is appropriate for its index. A list of the companies comprising the Wilshire Domestic Oil index will be provided, without charge, upon request to Investor Relations, Benton Oil and Gas Company, 1145 Eugenia Place, Suite 200, Carpinteria, California 93013, or can be obtained upon written request to Wilshire Associates Incorporated, 1299 Ocean Avenue, Santa Monica, California 90401.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In January 1994, the Company entered into a consulting agreement with Mr. Wray, to provide financial advice for a period of six months with compensation of $15,000 per month. Mr. Wray has significant experience in investment banking, financial management in the oil and gas industry and financial consulting. The fees payable pursuant to the consulting agreement were determined based upon negotiations with Mr. Wray, with compensation comparable to fees paid to unaffiliated management consultants and financial consultants. In May, 1994, as amended in January 1995, the Company entered into a new consulting agreement with Mr. Wray pursuant to which Mr. Wray provided advice through December 31, 1995, with compensation of $20,000 per month and the use of a Company car, with all travel and business related expenses reimbursed by the Company. The term and compensation arrangement were modified in recognition of the expertise actually provided by Mr. Wray and the Company's desire to retain his continued participation and service, as negotiated with Mr. Wray. Mr. Wray has been instrumental in negotiating and closing certain financing arrangements entered into by the Company since January 1994, and has provided insight and direction in the Company's efforts to pursue financing for its international projects. The Company believes that the fees paid to Mr. Wray pursuant to the consulting agreements were comparable to those fees that have been charged by independent consultants providing similar services. On January 3, 1996, Mr. Wray was elected President and Chief Financial Officer of the Company. In June 1996, the Company loaned $600,000 to Mr. Wray with interest at 6% for the purchase of a home. At April 21, 1997, the outstanding balance owed to the Company was $630,378.

          On December 31, 1993, the Company guaranteed a loan made to Mr. A. E. Benton, its Chief Executive Officer, for $300,000. In January 1994, the Company loaned $800,000 to Mr. Benton with interest at prime plus 1.0%; in September 1994, Mr. Benton made a payment of $207,014 against this loan. In December 1995, the Company purchased a home from Mr. Benton for $1.73 million, based on two independent appraisals, and from the proceeds Mr. Benton repaid the balance owed to the Company of $592,986 plus accrued interest and the $300,000 loan guaranteed by the Company. The Company sold the home in 1996 for $1.5 million. During 1996, the Company loaned $268,154 to Mr. Benton and in February 1997, the Company loaned $100,000 to Mr. Benton, each loan bearing interest at 6%. At April 21, 1997, the balance owed to the Company was $383,650.

          The Company has made loans to several of its officers and employees, with interest varying from 6% to prime plus 1%. At April 21, 1997, an aggregate of 3 executive officers owed an aggregate balance of $1,064,941.


                 PROPOSAL 2. - INDEPENDENT PUBLIC ACCOUNTANTS

          The stockholders are asked to approve and ratify the Board of Directors' appointment of Deloitte & Touche LLP as the independent auditors of the Company for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 1997. Deloitte & Touche LLP has been performing services of an accounting and auditing nature for the Company since its inception. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. At that time, such representatives will have an opportunity to make a statement, if they desire to do so, and will be able to respond to appropriate questions.

          An affirmative vote of the holders of a majority of the shares present or represented, and entitled to vote, is required for approval. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY. Proxies returned by stockholders will be voted FOR the approval of Deloitte & Touche LLP as independent auditors of the Company unless otherwise directed in the Proxy.

                              FINANCIAL STATEMENTS

          The financial statements of the Company are not included in this Proxy Statement as they are not deemed material to the exercise of prudent judgment by the stockholders with respect to any proposal to be submitted at this Annual Meeting. The Annual Report of the Company for the year ended December 31, 1996, including the audited financial statements contained therein, is enclosed with this Proxy Statement, but such Annual Report is not deemed to be part of the proxy soliciting material.


                            STOCKHOLDERS' PROPOSALS

          Stockholders' proposals intended for inclusion in the Proxy material solicited by the Company for the 1998 Annual Meeting of Stockholders must be received at the Company's executive offices not later than February 11, 1998. The Company is not required to include in its Proxy Statement or form of proxy a stockholder proposal which is received after the date or which otherwise fails to meet requirements for stockholders' proposals established by regulations of the Securities and Exchange Commission.

                                    GENERAL

          The Proxy is solicited by management and confers discretionary authority to vote on other matters which may properly come before the meeting or any adjournment thereof, but the Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting of Stockholders and matters incident thereto. The persons named in the Proxy solicited by management will vote all properly executed Proxies. If a stockholder specifies on such Proxy a choice with respect to a proposal to be acted upon, the Proxy will be voted in accordance with such specifications. Where no choice is specified, the Proxy will be voted FOR Proposals One and Two. If any matter not set forth in the Notice of Annual Meeting of Stockholders is properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment. The presence at the Annual Meeting in person or by Proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum as prescribed by the Bylaws of the Company.

         The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Corporate Investor Communications, Inc. has been retained by the Company to assist in the solicitation of proxies at a cost of $4,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited by officers, directors and regular employees of the Company personally, by mail, or by telephone or telegraph, and the Company may reimburse brokers, custodian banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

                                       By Order of the Board of Directors


                                       A. E. BENTON
                                       Chairman of the Board and
                                       Chief Executive Officer


April 30, 1997

                                     PROXY

                           BENTON OIL AND GAS COMPANY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 10, 1997

     The undersigned hereby appoints A. E. Benton and Gregory S. Grabar, and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Benton Oil and Gas Company (the "Company") and any adjournments or postponements thereof and to vote all shares of common stock the undersigned would be entitled to vote as indicated upon all matters referred to herein and in their discretion upon any other matters which may properly come before the meeting.

                   (Continued and to be signed on other side)

------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

The shares represented by this Proxy will be voted as directed. If no direction is indicated, the shares will be voted "FOR" proposals 1 and 2.


Please mark
your votes as
indicated in
this example

   [ X ]


1. ELECTION OF DIRECTORS:

  FOR all nominees                WITHHOLD
listed below (except              AUTHORITY
  as marked to the          to vote for all nominees
   contrary below)              listed below.

       [   ]                        [   ]

A. E. Benton, Bruce M. McIntyre, Michael B. Wray, Richard W. Fetzner, Garrett
A. Garettson

(INSTRUCTION: To withhold authority for any individual nominee write the nominee's name on the space provided below.)

---------------------------------------------

2. To approve and ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997.

        FOR           AGAINST            ABSTAIN

       [   ]           [   ]              [   ]


3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


Date:                                       , 1997
     ---------------------------------------


---------------------------------------------
                  (Signed)

---------------------------------------------
                  (Signed)

If the shares are issued in the name of two or more persons, each person should sign the Proxy. If the shares are issued in the name of a corporation or partnership, please sign in the corporate name, by president or other authorized officer, or in the partnership name, by an authorized person.

Please sign exactly as your name appears and return this Proxy promptly in the accompanying postage-paid envelope. When signing as Attorney, Executor, Administrator, Trustee, Guardian or in any other representative capacity, please give your full title as such.


                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY
------------------------------------------------------------------------------
                              FOLD AND DETACH HERE